UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported) November 3, 2006

                        Parametric Technology Corporation
             (Exact Name of Registrant as Specified in Its Charter)

                                  Massachusetts
                 (State or Other Jurisdiction of Incorporation)

                  0-18059                                 04-2866152
         (Commission File Number)              (IRS Employer Identification No.)

           140 Kendrick Street
          Needham, Massachusetts                           02494-2714
 (Address of Principal Executive Offices)                  (Zip Code)

                                 (781) 370-5000
              (Registrant's Telephone Number, Including Area Code)

--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Adoption of Executive Incentive Performance Plan for Fiscal 2007.

On November 3, 2006, the Compensation Committee of PTC's Board of Directors established, pursuant to the Company's Executive Incentive Performance Plan, target incentive bonus amounts for its executive officers, including its Chief Executive Officer, for the 2007 fiscal year performance period (the "2007 EIP"). Under the 2007 EIP, the Committee determined that each participating officer's fiscal 2007 incentive bonus would be comprised of shares of performance-based restricted stock, the restrictions on which will lapse based on achievement of the specified performance metrics, and an upside bonus payable in cash based on achievement of additional specified performance metrics.

The executive officers designated to participate in the 2007 EIP and the number of shares of restricted stock granted to each officer under the 2007 EIP are set forth below:

                                                                                Shares Restricted
Name                                                                               Stock Granted
------------------------------------------------------------------------        ------------------
C. Richard Harrison, Chief Executive Officer & President                              37,615

Cornelius F. Moses, Executive Vice President and Chief Financial Officer              16,121

James E. Heppelmann, Executive Vice President, Software Solutions
     and Chief Technology Officer                                                     16,121

Barry F. Cohen, Executive Vice President, Strategic Services & Partners               16,121

Paul J. Cunningham, Executive Vice President, Sales                                   16,121

Anthony DiBona, Executive Vice President, Maintenance                                 12,091

Aaron C. von Staats, Senior Vice President and General Counsel                         9,404

Under the 2007 EIP, the restrictions on the shares of restricted stock will lapse only if PTC achieves specified minimum revenue and operating margin results (the "Threshold Performance Metrics"). If the Threshold Performance Metrics are achieved, the restrictions on 50% of each officer's shares of restricted stock will lapse on the later of November 9, 2007 or the date the Compensation Committee determines the Threshold Performance Metrics have been achieved. If the Threshold Performance Metrics are not achieved, all shares granted under the 2007 EIP will be forfeited.

The restrictions on up to an additional 25% of an officer's shares of restricted stock will lapse to the extent PTC achieves a second specified revenue metric (the "Revenue Target") and the restrictions on up to the other 25% of an officer's shares of restricted stock will lapse to the extent PTC achieves a second specified operating margin (the "Margin Target" and together with the Revenue Target, the "Target Performance Metrics"). In each case, the portion of the additional 25% of the shares of restricted stock with respect to which the restrictions will lapse increases proportionately based on PTC's achievement of the Revenue Target or the Margin Target, as applicable, with the restrictions on the full 25% of the respective shares of restricted stock lapsing if PTC achieves the Revenue Target or the Margin Target, as applicable. If and to the extent the Revenue Target and the Margin Target are achieved, the restrictions on each officer's shares of restricted stock will lapse on the later of November 9, 2007 or the date the Compensation Committee determines the Revenue Target and the Margin Target have been achieved.

In order to provide an additional performance incentive, if PTC exceeds the Target Performance Metrics, each officer would become eligible for an additional specified cash bonus (the "Upside Bonus"). The portion of the Upside Bonus payable would increase proportionately based on PTC's achievement of additional specified upside performance metrics (the "Upside Performance Metrics") above the Target

Performance Metrics. The full amount of the Upside Bonus would not be paid unless the Upside Performance Metrics were achieved. The full amount of the Upside Bonus for which each of the executive officers is eligible is set forth below.

                                                                                  Maximum
Name                                                                            Upside Bonus
------------------------------------------------------------------------        ------------
C. Richard Harrison, Chief Executive Officer & President                          $350,000

Cornelius F. Moses, Executive Vice President and Chief Financial Officer          $150,000

James E. Heppelmann, Executive Vice President, Software Solutions
     and Chief Technology Officer                                                 $150,000

Barry F. Cohen, Executive Vice President, Strategic Services & Partners           $150,000

Paul J. Cunningham, Executive Vice President, Sales                               $150,000

Anthony DiBona, Executive Vice President, Maintenance                             $112,500

Aaron C. von Staats, Senior Vice President and General Counsel                     $87,500

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Parametric Technology Corporation


Date: November 9, 2006                By:    /s/ Aaron C. von Staats
                                         ---------------------------------------
                                      Aaron C. von Staats
                                      Senior Vice President, General Counsel
                                      and Clerk